EXHIBIT 10.2

M/A-COM Technology Solutions Holdings, Inc.

Amended and Restated 2009 Omnibus Stock Plan

Adopted: May 26, 2009

Amended and Restated: September 29, 2009

1. Purpose. The purpose of the M/A-COM Technology Solutions Holdings, Inc. 2009 Omnibus Stock Plan (the “Plan”) is to promote the interests of the Company and its stockholders by providing employees of the Company or any of its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining employees of outstanding ability. The Plan is also intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors, consultants and advisors to the Company or its Affiliates for their contribution to the Company and its Affiliates and to aid in attracting and retaining Outside Directors and qualified consultants and advisors.

2. Definitions.

2.1 The capitalized terms used elsewhere in the Plan have the meanings set forth below.

(a) “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions.

(b) “Agreement” means a written contract (i) consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

(c) “Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

(f) “Committee” means two or more directors designated by the Board to administer the Plan under Section 3.1 of the Plan. From and after the time, if any, that the Company has a class of securities registered under Section 12 of the Exchange Act, Committee means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3.1 of the Plan. If the Board has not designated a committee to administer the Plan, then notwithstanding the foregoing, the Board will constitute the Committee, and the minimum number of Committee members stated above shall not apply.

(g) “Company” means M/A-COM Technology Solutions Holdings, Inc., a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(h) “Effective Date” means the date specified in Section 12.1 of the Plan.

(i) “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

(k) “Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan:

(i) the closing sale price of a Share on the date in question, or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred

(A) on the composite tape for New York Stock Exchange listed shares, or

(B) if the Shares are not quoted on the composite tape for New York Stock Exchange listed shares, on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed, or

(C) if the Shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System or any system then in use, or

(ii) if clause (i) is inapplicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or

(iii) if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith and in a manner consistent with Code Section 409A to be 100% of the fair market value of a Share on that date.

However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this paragraph to the “date immediately preceding that date” shall be deemed to be references to “that date.” In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 16 of the Plan.

(l) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(m) “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

(n) “Insider” as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

(o) “Non-Employee Director” means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision and an outside director for purposes of Code Section 162(m).

(p) “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(q) “Option” means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

(r) “Outside Director” means a director of the Company or an Affiliate who is not an Employee.

(s) “Participant” means a person or entity to whom an Award is or has been made in accordance with the Plan.

(t) “Performance Cycle” means the period of time as specified in an Agreement over which Performance Units are to be earned.

(u) “Performance Units” means an Award made pursuant to Section 11 of the Plan.

(v) “Plan” means this 2009 Omnibus Stock Plan, as may be amended and in effect from time to time.

(w) “Restricted Stock” means Stock granted under Section 7 of the Plan so long as such Stock remains subject to one or more restrictions.

(x) “Share” means a share of Stock.

(y) “Stock” means the common stock of the Company.

(z) “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Section 10 of the Plan.

(aa) “Subsidiary” means a “subsidiary corporation,” as that term is defined in Code Section 424(f) or any successor provision.

(bb) “Successor” with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.

(cc) “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

(dd) “Transferee” means any member of the Participant’s immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

2.2 Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3. Administration and Indemnification.

3.1 Administration.

(a) The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Notwithstanding the foregoing, the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Outside Directors and, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.

(b) Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

(c) To the extent within its discretion and subject to Sections 15 and 16 of the Plan, the Committee may amend the terms and conditions of any outstanding Award.

(d) The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

(e) From and after the time, if any, that the Company has a class of securities registered under Section 12 of the Exchange Act, it is the intent of the Committee that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

(f) It is the intent that the Plan and all Awards granted pursuant to it will not provide for the deferral of compensation within the meaning of Code Section 409A, and the Plan shall be administered in accordance with this intent. If the Committee determines that any Award may be subject to Code Section 409A, the Board or the Committee may adopt such amendments to the Plan and the applicable Award agreement, or adopt other policies and procedures or take other actions that the Board or the Committee determines are necessary or appropriate to exempt the Award from Code Section 409A, in each case without requirement of stockholder approval or the consent of the Participant.

3.2 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4. Shares Available Under the Plan.

(a) The number of Shares available for distribution under the Plan shall not exceed 7,500,000 (subject to adjustment pursuant to Section 16 of the Plan).

(b) Any Shares subject to the terms and conditions of an Award under the Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan; provided however, that Shares with respect to which a Stock Appreciation Right has been exercised whether paid in cash and/or in Shares may not again be awarded under the Plan.

(c) Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares (except as provided in Section 4(b) of the Plan) shall be available for further Awards.

(d) For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:

(i) each Option shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;

(ii) an Award (other than an Option) payable in some other security shall be deemed to be equal to the number of Shares to which it relates;

(iii) where the number of Shares available under the Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award; and

(iv) where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award as a whole shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award.

Additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.

(e) No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

5. Eligibility. Participation in the Plan shall be limited to Employees and to individuals who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services in any capacity or as a director or director emeritus. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, shall be deemed a termination of employment for purposes of the Plan.

6. General Terms of Awards.

6.1 Amount of Award. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.

6.2 Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Participant’s death or retirement. Acceleration of the Performance Cycle of the Performance Units will be subject to Section 11.2 of the Plan.

6.3 Transferability.

(a) Generally. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights, Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, disability or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any Transferee.

(b) Reliance on Exemption From Registration in Rule 12h-1(f)(1). Notwithstanding subsection (a) above, during any period in which the Company is relying on the exemption from registration contained in Rule 12h-1(f)(1) promulgated under the Exchange Act with respect to outstanding Options issued under this Plan and is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act: (i) any outstanding Options and, prior to exercise, the shares issuable upon exercise of such Options, may not be transferred by the Participant other than to persons who are family members (as defined in Rule 701(c)(3) promulgated under the Securities Act) pursuant to a domestic relations order, or to an executor or guardian of the Participant upon the death or disability of the Participant; provided that the Participant may transfer such securities to the Company or in connection with an acquisition or Change of Control transaction involving the Company as otherwise provided in the Plan, so long as following such acquisition transaction the Options shall no longer be outstanding and the Company will no longer be relying on the exemption in Rule 12h-1(f)(1); (ii) any hypothecation, the entry into any short position, any “put equivalent position” (as defined in Rule 16a-1(h) promulgated under the Exchange Act), or any “call equivalent position” (as defined in Rule 16a-1(h) promulgated under the Exchange Act) with respect to any Option or (prior to exercise of such an Option) the underlying Shares) shall be prohibited; and (iii) following any transfer of an Option by a Participant pursuant to subsection (b)(i), no further such transfers will be allowed.

6.4 Termination of Employment. Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment, the following provisions shall apply:

(a) Options and Stock Appreciation Rights.

(i) If a Participant’s employment or other relationship with the Company and its Affiliates terminates because of the Participant’s death, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for six months after Participant’s death, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to Participant’s death.

(ii) If a Participant’s employment or other relationship with the Company and its Affiliates terminates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for six months after Participant’s termination of employment resulting from Participant’s disability, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment resulting from Participant’s disability.

(iii) If a Participant’s employment or other relationship with the Company and its Affiliates terminates for any reason other than death or disability, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for 90 days after termination of the Participant’s employment or other relationship with the Company, whichever occurs later, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment or other relationship with the Company.

(iv) Notwithstanding Sections 6.4(a)(i), (ii) and (iii) of the Plan, in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Sections 6.4 (i), (ii) and (iii) of the Plan, except as otherwise provided by the Committee in the Agreement, shall terminate as of the end of the periods described in such Sections.

(b) Performance Units. If a Participant’s employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle because of death or disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to a payment with respect to the Performance Units at the end of the Performance Cycle based upon the extent to which achievement of performance targets was satisfied at the end of such period (as determined at the end of the Performance Cycle) and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates. Except as provided in this Section 6.4(b) or in the Agreement, if a Participant’s employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle, then such Participant shall not be entitled to any payment with respect to that Performance Cycle.

(c) Restricted Stock Awards. Unless otherwise provided in the Agreement, in case of a Participant’s death or disability, any Shares of Restricted Stock as to which restrictions have not lapsed as of the date of the Participant’s termination of employment shall terminate at the date of the Participant’s termination of employment and such Shares of Restricted Stock shall be forfeited to the Company.

6.5 Rights as Stockholder. Each Agreement shall provide that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

7. Restricted Stock Awards.

(a) An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

(b) Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

(c) The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.

(d) A Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

8. Other Awards. The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

9. Stock Options.

9.1 Terms of All Options.

(a) An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted (except as provided in Sections 9.2 and 20 of the Plan or as otherwise determined by the Committee in its discretion).

(b) The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law and the Committee, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be payable in cash or, at the discretion of the Committee, by delivery or tender of Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option, a reduction of the number of Shares otherwise issuable upon the Option exercise (as described below) or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted. Provided, however, that a Participant exercising a stock option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company or is otherwise not desirable. In lieu of all or any part of a cash payment from a person receiving Shares in connection with the Option exercise, the Committee may permit the individual to pay all or any part of the purchase price through (i) a reduction of the number of Shares to be delivered in connection with the Option exercise having a Fair Market Value on the date of exercise equal to the aggregate exercise price for the Shares being received through such reduction of Shares to be delivered, or (ii) through delivery of a full-recourse promissory note in form acceptable to the Committee and any share pledge agreement, security agreement or other related documentation the Committee may prescribe for such purpose.

(c) Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

(d) Each Option shall not be exercisable more than 10 years after the date of grant.

9.2 Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

(a) the purchase price of each Share subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share as of the date the Incentive Stock Option is granted if this limitation is necessary to qualify the Option as an Incentive Stock Option (except as provided in Section 19 of the Plan);

(b) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option and to the extent any Option granted to a Participant exceeds this limit the Option shall be treated as a Non-Statutory Stock Option;

(c) the Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; and

(d) the recipient of an Incentive Stock Option must be an employee of the Company or one of its Affiliates on the date of grant; and

(e) notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the exercise price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

10. Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

11. Performance Units.

11.1 Initial Award.

(a) An Award of Performance Units under the Plan shall entitle the Participant or a Successor or Transferee to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of pre-established performance targets. These performance targets may, but need not, include, without limitation, targets relating to one or more of the Company’s or a group’s, unit’s, Affiliate’s or an individual’s performance. The Agreement may establish that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.

(b) Following the conclusion or acceleration of each Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units. Any payment determined to be due shall be made within such period of time after the end of the Performance Cycle so as to qualify the payment for the short-term deferral exemption from Code Section 409A.

11.2 Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events, which may, but need not include, without limitation, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, the Participant’s death or retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 16. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

12. Effective Date and Duration of the Plan.

12.1 Effective Date. Upon its adoption by the Board, the Plan shall be submitted for approval by the stockholders of the Company and shall be effective as of the date of such approval (which date is set forth on the first page of the Plan).

12.2 Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Section 15 of the Plan or the tenth anniversary of the Effective Date (the “Termination Date”); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Option shall be made more than 10 years after the Effective Date. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which the Award is made or granted.

13. Plan Does Not Affect Employment Status.

(a) Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

(b) Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

14. Tax Withholding. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings through a reduction of the number of Shares delivered or delivery or tender return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

15. Amendment, Modification and Termination of the Plan.

(a) The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law.

(b) No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law. It will be conclusively presumed that neither (i) any adjustment for changes in capitalization provided for in Section 16 of the Plan, nor (ii) any amendment to the Plan or an Award Agreement contemplated by Section 3.1(f) hereof, will adversely affect these rights.

16. Adjustment for Changes in Capitalization. Subject to any required action by the Company’s stockholders, (i) the aggregate number of Shares available for Awards under the Plan, (ii) the number of Shares and amount of cash subject to Awards then outstanding, and (iii) the exercise price of any outstanding Awards, shall be proportionately adjusted for any increase or decrease in the number of outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares or other distribution of the Company’s equity securities on the Shares without the receipt of consideration by the Company; provided, however, that neither the conversion of any convertible securities of the Company nor the exchange of one class of the Company’s equity securities for another shall be deemed to have been effected “without receipt of consideration by the Company” hereunder; and provided, further, that any fractional shares otherwise issuable pursuant to this paragraph shall instead be rounded to the nearest whole share. Any adjustment required by this paragraph shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive subject to any required action by the Company’s stockholders. Except as expressly provided herein or as provided by express Committee action, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall have no effect under this paragraph, and no adjustment by reason thereof shall be made with respect to, the number of Shares or amount of cash subject to an Award or the exercise price thereof. For the avoidance of doubt, the Committee shall have the power in its discretion to make such changes as it may deem appropriate to the terms of any Award in the case of any change in the Company’s capitalization not expressly contemplated by the first sentence of this Section 16.

17. Fundamental Change. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

(a) if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the assumption or substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, provided that such substitution will be effected in a manner that will not result in the grant of a new Option or Stock Appreciation Right under Code Section 409A; or

(b) at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by a canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that the Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Section 10 of the Plan, shall be deemed to be their Fair Market Value (as defined in this Section) . At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to this Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the stockholders of the Company upon the occurrence of the Fundamental Change.

18. Change in Control.

(a) Definition. A “Change in Control” of the Company shall be deemed to occur if any of the following occur:

(1) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) after the effective date of this Plan first acquires or first becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”), provided, however, that the following shall not constitute a Change in Control pursuant to this paragraph (a)(1):

(A)	any acquisition of Shares or Voting Securities of the Company directly from the Company,

(B)	any acquisition or beneficial ownership by the Company or a Subsidiary,

(C)	any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries,

(D)	any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 50% of both the combined voting power of the Company’s then outstanding Voting Securities and the Shares are then beneficially owned by all or substantially all of the persons who beneficially owned Voting Securities and Shares immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Shares, as the case may be, immediately prior to such acquisition, or

(E)	any sale of stock by the Company for capital raising purposes;

(2) A majority of the members of the Board of Directors of the Company shall not be Continuing Directors. “Continuing Directors” shall mean: (A) individuals who, on the date hereof, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board, (C) individuals elected as directors of the Company subsequent to the date hereof pursuant to a nomination or board representation right of preferred shareholders of the Company or (D) any individual elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships;

(3) Consummation of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Shares of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation that is the issuer of such securities held by the shareholders of the Company after such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and Shares, as the case may be; or

(4) Consummation of (x) a complete liquidation or dissolution of the Company or (y) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 50% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Shares immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Shares, as the case may be.

(b) Acceleration of Vesting, Assumption and/or Termination. If and to the extent so provided in an Agreement or by Committee action with respect to any outstanding Option, Restricted Stock or Stock Appreciation Right, and notwithstanding anything in Section 17 to the contrary, if a Change in Control shall occur, then such Option, Restricted Stock or Stock Appreciation Right, if not already exercised or vested in full or otherwise terminated, expired or cancelled, may become immediately exercisable and fully vested as provided in the Agreement or Committee action and may remain exercisable during the remaining term thereof or such other period as may be provided in the Agreement or by Committee action. For the avoidance of doubt, unless otherwise provided in an Agreement or specifically by Committee action as set forth above, no Option, Restricted Stock or Stock Appreciation Right will accelerate in exercisability or vesting upon a Change in Control. In addition, in the event of a Change in Control, the Committee may provide that each outstanding Award shall be assumed or an equivalent Award substituted by the successor entity (or a parent or subsidiary thereof) or it may cause any and all Awards outstanding hereunder to terminate effective as of the date of such Change in Control. For the avoidance of doubt, the Committee may make any change to the terms of an Award contemplated by this Section 18 or Section 17 without requirement of stockholder approval or the consent of the Participant holding the Award, even if such change is to the Participant’s detriment.

(c) Cash Payment. If a Change in Control shall or is to occur, then the Committee, in its sole discretion, and without the consent of the Participant affected thereby, may determine that some or all outstanding Options, unvested Restricted Stock or Stock Appreciation Rights shall be cancelled as of the effective date of any such Change in Control. The Committee may further determine that the holder or holders of such cancelled Options, unvested Restricted Stock or Stock Appreciation Rights shall receive, with respect to some or all of the Shares subject to such Options, unvested Restricted Stock or Stock Appreciation Rights, as of the date of such cancellation, cash in an amount, for (i) each Share subject to an Option or Stock Appreciation Right, equal to the excess of the per Share Fair Market Value of such Shares immediately prior to such Change in Control over the exercise price per Share of such Options or Stock Appreciation Rights and (ii) for each unvested Share of Restricted Stock, equal to the per Share Fair Market Value of such Shares immediately prior to such Change in Control.

19. Forfeitures. An Agreement may provide that if a Participant has received or been entitled to payment of cash, delivery of Shares, or a combination thereof pursuant to an Award within six months before the Participant’s termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Shares received with respect to the Award (or its economic value as of (i) the date of the exercise of Options or Stock Appreciation Rights, (ii) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions or (iii) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be) in the event of certain occurrences specified in the Agreement. The Committee’s right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant’s termination of employment with the Company and its Affiliates. The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

20. Corporate Mergers, Acquisitions, Etc. The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted, but will be effected in a manner that will not result in the grant of a new Option or Stock Appreciation Right under Code Section 409A.

21. Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

22. Limits of Liability.

(a) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b) Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

23. Compliance with Applicable Legal Requirements. No certificate for Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

24. Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan, consistent with the requirements of Code Section 409A. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

25. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

26. Requirements of Law.

(a) To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

(b) If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

27. Delivery of Financial Information. The Company will, to the extent necessary to comply with applicable state securities laws, deliver financial statements of the Company to a Participant at least annually. During any period in which the Company is relying on the exemption from registration contained in Rule 12h-1(f)(1) promulgated under the Exchange Act with respect to outstanding Options issued hereunder and is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company hereby undertakes to provide the financial and other information required by such exemption to all holders of such Options in the manner, at the times and to the extent required by such exemption.

28. Restrictions on Shares. Notwithstanding any other provision of the Plan, at the discretion of the Committee, the Company may reserve to itself and its assignees in the option Agreement (a) a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party, (b) a right to repurchase a portion of or all Shares held by a Participant upon the Participant’s termination of employment or service with the Company or its parent, subsidiary or affiliate for any reason within a specified time (but not to exceed 90 days of the later of termination or exercise of the Award, if required by applicable laws), (c) the right to require the Participant from time to time to execute and deliver stockholder, voting or similar agreements, (d) the right to require the Participant to agree not to take any action that would cause the Company not to qualify for Subchapter S tax status, if applicable, (e) a right to prohibit the exercise of any Option to the extent it would cause termination of the Company’s Subchapter S Corporation status under the Code during any period in which the Company has a Subchapter S election in place, and (e) the right of the Company to require the Participant from time to time to execute and deliver underwriter lock up agreements. The price to be paid upon any purchase or repurchase of Shares pursuant to clause (a) or (b) above will be determined by the Committee, and any such purchase or repurchase will be effected on terms that are consistent with maintaining the status of Shares as “service recipient stock” for purposes of Code Section 409A. This paragraph 28 is not a limitation on the provisions that may be included in any Agreement. Shares may be repurchased at the Participant’s original purchase price provided that, if required by applicable laws, such right to repurchase as to employees lapses at the rate of at least 20% of the Shares subject to the Award per year over five years from the date that the Award is granted (without respect to the date that the Award was exercised or became exercisable).